Exhibit 8.1

Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel +1 312 782 0600 Main Fax +1 312 701 7711 www.mayerbrown.com

August 24, 2018
American Honda Receivables LLC 20800 Madrona Avenue Torrance, CA 90503
Re: American Honda Receivables LLC Registration Statement on Form SF-3 Registration No. 333-205883

Ladies and Gentlemen:

We have acted as special federal tax counsel to American Honda Receivables LLC (the “Company”), a Delaware limited liability company, in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”) and the offering of the Class A-2 Asset Backed Notes, the Class A-3 Asset Backed Notes and the Class A-4 Asset Backed Notes (other than such Notes retained by American Honda Finance Corporation, “AHFC”) (collectively, the “Offered Notes”) described in the final prospectus dated August 21, 2018 (the “Prospectus”), which has been filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”). As described in the Prospectus, the Offered Notes and other Notes retained by AHFC (such Notes collectively with the Offered Notes, the “Notes”) will be issued by Honda Auto Receivables 2018-3 Owner Trust (the “Trust”), which was formed by the Company pursuant to a trust agreement among the Company, The Bank of New York Mellon, as owner trustee, and BNY Mellon Trust of Delaware, as Delaware trustee (the “Trust Agreement”). The Notes will be issued pursuant to an Indenture between the Trust and U.S. Bank National Association, as indenture trustee (the “Indenture”). Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Prospectus.

In that regard, we generally are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Offered Notes, and have examined copies of such documents, limited liability company records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including the Prospectus, the Trust Agreement and the forms of Indenture and other documents prepared in connection with the issuance of the Offered Notes (collectively, the “Operative Documents”). In addition, we have assumed that the Operative Documents with respect to the Offered Notes are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof.

We hereby confirm and adopt the opinions set forth in the Prospectus (to the extent they relate to U.S. federal income tax consequences) under the captions “Summary of Terms—Description of the Securities—Tax Status” and “Material U.S. Federal Income Tax Considerations.”

The opinion set forth herein is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (“IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion may not be taken by the IRS.

Mayer Brown llp
American Honda Receivables LLC

We know that we are referred to under the Prospectus captions named above, and we hereby consent to the use of our name therein and to the filing of this opinion as Exhibit 8.1 to a Form 8-K filed therewith, without admitting that we are “experts” within the meaning of the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or Prospectus, including this exhibit.

Sincerely,

/s/ Mayer Brown LLP

MAYER BROWN LLP